Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2012 RESULTS

IRVINE, CALIFORNIA, May 15, 2012 - Netlist, Inc. (NASDAQ: NLST), a designer and manufacturer of high-performance memory subsystems, today reported financial results for the first quarter ended March 31, 2012.

Revenues for the three months ended March 31, 2012, were $14.0 million, up 16 percent from revenues of $12.0 million for the first quarter ended April 2, 2011.  Gross profit for the three months ended March 31, 2012, was $5.4 million, or 39 percent of revenues, compared to a gross profit of $3.8 million, or 32 percent of revenues, for the three months ended April 2, 2011, an increase of 43 percent for the period.

Adjusted EBITDA income (Earnings Before Interest, Taxes, Depreciation and Amortization) after adding back net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was $43,000 for the three month period ended March 31, 2012, compared to an adjusted EBITDA loss of $1.9 million for the prior year period.

Net loss for the three months ended March 31, 2012, was $1.1 million, or $0.04 loss per share, compared to a net loss in the prior year period of $2.8 million, or $0.11 loss per share.  These results include stock-based compensation expense of $523,000 for the first quarter of 2012, compared to $353,000 for the first quarter of 2011.

“HyperCloud (HCDIMM) is now available to ship with the world’s top three high volume servers, and we are working closely with our OEM partners, HP and IBM, to introduce HCDIMMs to end-market users,” said C.K. Hong, Chief Executive Officer of Netlist. “Even as we ramp-up HyperCloud and other new products in order to meet the anticipated rise in demand in the second half of the year, we have maintained a disciplined approach to managing our overall costs. As a result, we were able to expand our gross profit and achieve adjusted EBITDA break-even in the quarter. Looking ahead, beyond the impact of the near-term transitional phase on our top line results, we are well positioned for future growth as we begin to fully leverage our technologies in the fast growing cloud computing market.”

As of March 31, 2012, cash, cash equivalents, and investments in marketable securities were $14.3 million, total assets were $36.9 million, working capital was $21.0 million, total debt was $2.8 million, and stockholders’ equity was $23.4 million.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and review the financial results for the first quarter ended March 31, 2012.  The dial-in number for the call is 1-800-860-2442.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, share-based compensation and non-operating net income and expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud™, a patented memory technology that breaks traditional memory barriers, NVvault™ family of products that enables data retention during power interruption, EXPRESSvault™, a PCI Express backup/recovery solution for cache data protection and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China and an engineering design center in Silicon Valley, CA. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud™ and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of the Company’s patents being re-examined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on February 28, 2012, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Gail M. Sasaki
Corey Kinger/Mike Smargiassi (investors)	Chief Financial Officer
Sharon Oh (media)	Netlist, Inc.
NLST@braincomm.com	(949) 435-0025
(212) 986-6667

Netlist, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$13,874	$10,535
Accounts receivable, net	10,333	11,399
Inventories	7,704	6,057
Prepaid expenses and other current assets	1,806	806
Total current assets	33,717	28,797
Property and equipment, net	2,563	2,771
Long-term investments in marketable securities	451	444
Other assets	128	161
Total assets	$36,859	$32,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,225	$6,155
Accrued payroll and related liabilities	1,625	1,813
Accrued expenses and other current liabilities	1,191	460
Accrued engineering charges	450	450
Current portion of long-term debt	995	2,144
Total current liabilities	11,486	11,022
Long-term debt, net of current portion	1,850	1,118
Other liabilities	80	94
Total liabilities	13,416	12,234

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value - 90,000 shares authorized; 28,275 (2012) and 26,390 (2011) shares issued and outstanding	28	26
Additional paid-in capital	97,285	92,709
Accumulated deficit	(73,821)	(72,740)
Accumulated other comprehensive loss	(49)	(56)
Total stockholders’ equity	23,443	19,939
Total liabilities and stockholders’ equity	$36,859	$32,173

Netlist, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Quarter Ended
	March 31,	April 2,
	2012	2011
Net sales	$13,967	$12,000
Cost of sales(1)	8,531	8,196
Gross profit	5,436	3,804
Operating expenses:
Research and development(1)	3,842	3,684
Selling, general and administrative(1)	2,609	2,917
Total operating expenses	6,451	6,601
Operating loss	(1,015)	(2,797)
Other (expense) income:
Interest expense, net	(71)	(25)
Other income, net	5	—
Total other expense, net	(66)	(25)
Loss before provision for income taxes	(1,081)	(2,822)
Provision for income taxes	—	—
Net loss	$(1,081)	$(2,822)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.11)

Weighted-average common shares outstanding:
Basic and diluted	26,729	24,881

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$35	$13
Research and development	192	142
Selling, general and administrative	296	198

Netlist, Inc.

Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Quarter Ended
	March 31,	April 2,
	2012	2011

GAAP net loss	$(1,081)	$(2,822)

Interest expense, net	71	25
Provision for income taxes	—	—
Depreciation and amortization	535	581

EBITDA	(475)	(2,216)

Stock-based compensation	523	353
Other expense (income), net	(5)	—

Adjusted EBITDA	$43	$(1,863)

The table above reconciles net loss to EBITDA and Adjusted EBITDA.  EBITDA is defined as net loss before net interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before net non-operating expense (income) and stock-based compensation expense. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, management believes that it is useful to Netlist, Inc. and to an investor in evaluating the Company because it is a widely used measure to evaluate a company’s operating performance.